Exhibit 4.5

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV NV/SA

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of March 29, 2010

To the Indenture, dated as of October 16, 2009,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev NV/SA, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

5.000% Notes due 2020

NINTH SUPPLEMENTAL INDENTURE, dated as of March 29, 2010 (the “Ninth Supplemental Indenture”), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANHEUSER-BUSCH INBEV NV/SA, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, BRANDBREW S.A., a public limited liability company organized and existing under Luxembourg law, COBREW NV/SA, a public limited liability company organized and existing under Belgian law (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Indenture, dated as of October 16, 2009, among the Company, the Guarantors and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 901(9) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue a new series of Securities to be known as the Company’s “5.000% Notes due 2020” (the “Notes”) under the Indenture;

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Ninth Supplemental Indenture;

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Ninth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Ninth Supplemental Indenture have the following respective meanings:

“2010 Senior Facility Agreement” means the $13 billion senior facilities agreement, dated as of February 26, 2010, for the Parent Guarantor and the Company, arranged by Banc of America Securities Limited, Banco Santander, S.A., Barclays Capital, Deutsche Bank AG, London Branch, Fortis Bank SA/NV, ING Bank N.V., Intesa Sanpaolo S.p.A., J.P. Morgan PLC, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland plc, Société Générale Corporate & Investment Banking, the corporate and investment banking division of Société Générale, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as mandated lead arrangers and bookrunners, and Fortis Bank SA/NV, acting as agent and issuing bank.

“Acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain Control of the Parent Guarantor.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a day on which commercial banks or foreign exchange markets are permitted or required to be closed in New York City, London or Brussels.

“Change in Tax Law” has the meaning set forth in Section 2.07(a)

“Change of Control” means any person or group of persons acting in concert (in each case other than Stichting Anheuser-Busch InBev or any existing direct or indirect certificate holder or certificate holders of Stichting Anheuser-Busch InBev) gaining Control of the Parent Guarantor; provided that a change of control shall not be deemed to have occurred if all or substantially all of the shareholders of the relevant person or group of persons are, or immediately prior to the event which would otherwise have constituted a change of control were, the shareholders of the Parent Guarantor with the same (or substantially the same) pro rata interests in the share capital of the relevant person or group of persons as such shareholders have, or as the case may be, had, in the share capital of the Parent Guarantor.

“Change of Control Announcement” means the public announcement by the Parent Guarantor or any actual purchaser relating to a Change of Control.

“Change of Control Period” shall commence on the date of the Change of Control Announcement, but not later than on the date of the Change of Control, and shall end 60 days after the Change of Control (which period shall be extended with respect to a rating agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by that rating agency, such period not to exceed 60 days after the public announcement of such consideration).

“Company” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to a Redemption Date, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Control” in relation to any entity means either the direct or indirect ownership of more than 50 percent of the share capital or similar rights of ownership of the entity or the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

“Depositary” means The Depository Trust Company, or any successor thereto.

“Early Redemption Event” has the meaning set forth in Section 2.08(a).

“Early Redemption Notice” has the meaning set forth in Section 2.08(a)(ii).

“Effective Date” has the meaning set forth in Section 2.08(a)(i).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

“Fifth Supplemental Indenture” means the Fifth Supplemental Indenture, dated as of November 27, 2009, among the Company, the Guarantors and the Trustee.

“Fitch” means Fitch, Inc.

“Global Security” has the meaning set forth in Section 2.01(d).

“Guarantors” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Indenture” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Independent Investment Banker” means Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities Inc., or Deutsch Bank Securities Inc. as specified by the Company, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Company.

“Interest Payment Date” has the meaning set forth in Section 2.03.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of Notes for use by such Holders in connection with the Exchange Offer.

“Moody’s” means Moody’s Investors Service, Inc.

“Ninth Supplemental Indenture” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“Original Issue Date” means the date or dates on which the Notes are issued.

“Parent Guarantor” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Ratings Downgrade” shall occur if any two solicited credit ratings for the Parent Guarantor’s long-term unsecured debt fall below investment grade or if all three Rating Agencies (as defined below) cease to assign (other than temporarily) a credit rating to the Parent Guarantor. A credit rating below investment grade shall mean, in relation to Standard & Poor’s Rating Services, a rating of BB+ or below, in relation to Moody’s Investor Services Inc., a rating of Bal or below, in relation to Fitch, Inc. a rating of BB+ or below and, where another “nationally recognized statistical rating agency” has been designated by the Parent Guarantor, a comparable rating. A Ratings Downgrade shall not occur with respect to a particular Rating Agency in respect of a Change of Control unless the Rating Agency downgrading the Guarantor announces or publicly confirms or informs the Parent Guarantor in writing at its request that the downgrade was the result, in whole or in part, of the applicable Change of Control. If one or more Rating Agencies issues an improved credit rating for the Parent Guarantor prior to the Effective Date so that the circumstances giving rise to the Ratings Downgrade no longer apply, then the Ratings Downgrade shall be deemed not to have occurred and the Holders shall have no right to demand redemption of their Notes under Section 2.08.

“Rating Agency” means each of Standard & Poor’s Ratings Services, a Division of The McGraw Hill Companies, Inc., Fitch, Inc., or Moody’s Investors Services, Inc., their respective successors, or any other nationally recognized statistical rating agency designated by the Parent Guarantor.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities Inc., and Deutsche Bank Securities Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registration Defaults” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning set forth in Section 2.09.

“Regular Record Date” means April 1 and October 1 (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act of 1933, as amended.

“Restricted Security” means any Note that has not been transferred pursuant to an exemption from the Securities Act of 1933, as amended.

“Rule 144A” means Rule 144A under the Securities Act of 1933, as amended.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Maturity” has the meaning specified in Section 2.01(f).

“Stichting Anheuser-Busch InBev” means the foundation (stichting) incorporated under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce under number 34144185 and with registered address at Hofplein 20, 3032AC, Rotterdam, The Netherlands, and its successors.

“Treasury Rate” means, with respect to any Redemption Date:

(i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.l5(5l9)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities — Nominal”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause.

In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument.

Nothing in this Ninth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Ninth Supplemental Indenture or the Indenture.

ARTICLE II

5.000% Notes due 2020

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Securities under the Indenture entitled “5.000% Notes due 2020”.

(b) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A. Any Restricted Security shall include the legends set forth on the face of Exhibit A, substantially in the form so set forth.

(c) The Company shall issue the Notes in an aggregate principal amount of $1,000,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture. Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.

(d) The Notes shall be offered and sold in reliance on Rule 144A and/or Regulation S and shall be issued initially in the form of one or more permanent global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a “Global Security”) and deposited with the Trustee, as custodian for the Depositary. Any proposed transfer of an interest in the Notes shall consist of a transfer in a Global Security and shall be effected through the book-entry system maintained by the Depositary and in accordance with Section 305 of the Indenture.

(e) The Notes shall not have a sinking fund.

(f) The stated maturity of the principal of the Notes shall be April 15, 2020 (the “Stated Maturity”).

(g) The outstanding principal amount of the Note shall accrue interest at a rate equal to 5.000%, as provided in Section 2.03.

(h) The Notes shall be issued in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

(1) The Notes shall be subject to both Defeasance and Covenant Defeasance in accordance with the Indenture.

(i) The Notes shall be senior unsecured obligations of the Company and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Company.

SECTION 2.02 Guarantee. Subject to the terms and applicable limitations set forth in the Indenture and the form of Notes, the Notes shall be jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors as to all payments due on the Notes whether at their Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of such Guarantees and the Indenture. In the case of the failure of the Company to pay punctually any principal, premium or interest on the Notes, the Guarantors shall cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise. The Guarantees shall be unsecured and unsubordinated indebtedness of the Guarantors and rank equally with other unsecured and unsubordinated indebtedness of the Guarantors that is currently outstanding or that it may issue in the future.

SECTION 2.03 Interest. Subject to any adjustment pursuant to Section 2.05 or Section 2.09 of this Ninth Supplemental Indenture, the Notes shall bear interest at a rate equal to 5.000% per annum computed on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest will accrue from March 29, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest is payable semi-annually on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and until full repayment of the outstanding principal of the Notes, to the Person in whose name the Notes were registered at the close of business on the Regular Record Date until the principal thereof is paid or made available for payment, subject to Section 2.05(a) below (except that payment of interest due at the Stated Maturity or on a Redemption Date will be made to the Person to whom payment of the principal of the Notes will be made).

SECTION 2.04 Payment of Principal, Interest and Other Amounts. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security. Initially, the Paying Agent for the Notes will be The Bank of New York Mellon Trust Company, N.A. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

SECTION 2.05 Interest Rate Adjustment.

(a) The interest rate applicable on the Original Issue Date shall be 5.000%. The interest rate payable on the Notes will be subject to adjustment from time to time if any of the three Rating Agencies downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below.

(b) If the debt rating of the Notes from any one or more of the three Ratings Agencies is decreased to a rating set forth in the table below, the interest rate of the Notes will increase from the interest rate otherwise payable on the Original Issue Date by the sum of the rates set forth in the table below opposite that rating level (calculated per agency), provided that, at no time shall the interest rate of the Notes increase by more than 2.00%, irrespective of ratings, from the original interest rate effective on the Original Issue Date; provided further that only the two lowest ratings assigned to the Notes will be taken into account for purposes of any interest rate adjustment.

S&P/Fitch	Moody’s	Adjustment from Original Interest Rate (per Rating Agency)
BB+	Ba1	.25%
BB	Ba2	.50%
BB-	Ba3	.75%
B+	B1	1.00%
B	B2	1.25%
B-	B3	1.50%
CCC+	Caa	1.75%
CCC	Ca	2.00%

(c) If at any time the interest rate on the Notes has been increased as a result of a Ratings Downgrade by a Rating Agency and such Rating Agency subsequently increases its rating of the Notes to any of the ratings set forth in the table above, the interest rate of the Notes will be decreased to the interest rate otherwise payable on the Notes on the Original Issue Date plus the sum of the applicable interest rates set forth opposite the ratings in the table above. If any of the Rating Agencies subsequently increases its rating of the Notes to better than BB+/Ba1 or its equivalent, the adjustment from the original interest rate attributable to that Rating Agency shall no longer apply, and unless one or more other Rating Agencies rates the Notes BB+/Ba1 or lower, the interest rate shall revert to the interest rate payable on the Notes at the date of their issuance.

(d) If at any time during the term of the Notes, the Notes are rated A-/A-3 or above by any two of the Rating Agencies, the provisions described in this Section 2.05 will cease to apply and the effective interest rate on the Notes on the Original Issue Date will remain in effect until the Stated Maturity or redemption of the Notes.

(e) Any increase or decrease in the interest rate pursuant to this Section 2.05 will take effect from the first Business Day of the interest period during which a rating change requiring an adjustment in the interest rate occurs. If any Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change to occur will control in the event of a conflict. The term “interest period” shall mean the period from and including an Interest Payment Date to and excluding the next succeeding Interest Payment Date, or in connection with the first interest period, the period from and including the Original Issue Date to and excluding the first Interest Payment Date.

SECTION 2.06 Optional Redemption.

(a) The Company may, at its option, redeem the Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, as provided in Section 1104 the Indenture, at a redemption price equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed; and

(ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(b) Unless the Company (and/or a Guarantor) defaults on payment of the Redemption Price, from and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. On the Redemption Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on such date.

(c) If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption, on a pro rata basis or by such method as the Trustee deems fair and appropriate.

SECTION 2.07 Optional Tax Redemption.

(a) The Company may, at the Company’s or the Parent Guarantor’s option, redeem the Notes in whole but not in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Notes then Outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration or any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Original Issue Date (any such change or amendment, a “Change in Tax Law”), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Notes to a Substitute Company, unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

(b) Prior to the mailing of any notice of redemption pursuant to this Section 2.07, the Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result in such Change in Tax Law.

(c) No notice of redemption pursuant to this Section 2.07 may be given earlier than ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

SECTION 2.08 Holders’ Option to Require Repayment upon a Change in Control.

(a) In the event that (a) a Change of Control occurs, and (b) within the Change of Control Period, a Ratings Downgrade in respect of that Change of Control occurs (an “Early Redemption Event”):

(i) the Company will (A) within 30 days after becoming aware of the Early Redemption Event, provide written notice thereof to the Holders, and (B) determine and provide written notice of the effective date for the purposes of early repayment (the “Effective Date”). The Effective Date must be a Business Day not less than 60 and not more than 90 days after the giving of the notice regarding the Early Redemption Event pursuant to subparagraph (i)(A); and

(ii) any Holder may, by submitting a redemption notice (the “Early Redemption Notice”), demand from the Company repayment as of the Effective Date of any (in integral multiples of $1,000 (provided that the unrepurchased portion must be in a principal amount of at least $2,000)) or all of its Notes which have not otherwise been declared due for early redemption, at a repurchase price in cash of 101% of their principal amount plus interest accrued until (but excluding) the Effective Date (and all Additional Amounts, if any).

(b) Any Early Redemption Notice shall be made in writing in English and shall be delivered by hand or by registered mail to the Trustee not less than 30 days prior to the Effective Date at its specified office. The Early Redemption Notice must be accompanied by evidence showing that the relevant Holder is the Holder of the relevant Note(s) at the time the Early Redemption Notice is delivered. Such evidence may be provided in the form of a certificate issued by any custodian or in any other suitable manner. Early Redemption Notices shall be irrevocable.

(c) The Company shall not be required to redeem the Notes under this Section following an Early Redemption Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer. The Company will also not be required to redeem the Notes under this Section if it has otherwise exercised its rights to redeem the Notes in full pursuant to this Ninth Supplemental Indenture or has defeased the Notes as described in the Indenture.

(d) If, as a result of this Section 2.08, Holders of the Notes submit Early Redemption Notices in respect of at least 85% of the aggregate principal amount of the Notes Outstanding, the Company shall have the ability by notice to the Trustee to redeem the entire Outstanding principal amount of the Notes on the Effective Date at the same price as for the Notes being redeemed under this Section. Such notice shall be irrevocable and shall be given to the Trustee no later than 15 days prior to the Effective Date. Irrevocable notice of such redemption shall be given to the Holders of the Notes in accordance with Section 1104 of the Indenture by the Company, or at the Company’s request, by the Trustee, in the name and at the expense of the Company, in each case as soon as practicable after receipt by the Trustee of the foregoing notice from the Company.

(e) The provisions set forth in this Section 2.08 will not be effective unless and until they are approved substantially in the form provided herein by a resolution of the general meeting of shareholders of the Parent Guarantor. The Parent Guarantor will procure that a resolution to approve the terms of this Section 2.08 is presented to the shareholders of the Parent Guarantor at the first annual general meeting after May 1, 2010 and at each successive annual general meeting of the Parent Guarantor thereafter until such resolution is approved and immediately following approval of such resolution the Parent Guarantor will cause a copy thereof to be filed with the Clerk of the Commercial Court of Brussels (“greffe du tribunal de commerce/griffie van de rechtbank van koophandel”). The Parent Guarantor will notify the Trustee promptly after each shareholder meeting of the results of the vote on the proposed resolution. If the general meeting of shareholders of the Parent Guarantor does not approve the provisions set forth in this Section 2.08 by the date that is eighteen (18) months following the Original Issue Date, the interest rate applicable to the Notes will increase by 0.25% with effect from the next following day until the date that the Parent Guarantor notifies the Trustee that the provisions of this Section 2.08 have been approved (or if such approval is no longer required in order for the Change in Control Clause to be effective), following which the interest rate applicable to the Notes will decrease by the same amount.

SECTION 2.09 Registration Rights Agreement. In addition to the rights set forth under the Indenture and this Ninth Supplemental Indenture, Holders of the Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 26, 2010, between the Company, the Guarantors, Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp. and J.P. Morgan Securities Inc. (the “Registration Rights Agreement”), including the right to receive Additional Interest upon the occurrence of certain Registration Defaults.

SECTION 2.10 Registered Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee will authenticate:

(a) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) they are not affiliates (as defined in Rule 405 of the Securities Act) of the Company, (ii) they are not a broker-dealer tendering Notes acquired directly from the Company for its own account, (iii) they have acquired the Exchange Securities in the ordinary course of such Person’s business and (iv) they have no arrangements or understandings with any other Person participating in the Exchange Offer for the purposes of distributing the Exchange Securities, (v) they are not prohibited by any law or policy from participating in the Exchange Offer and as to such other matters as the Company may request; and

(b) Unrestricted Certificated Securities in an aggregate principal amount equal to the principal amount of the Restricted Certificated Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) they are not affiliates (as defined in Rule 405 of the Securities Act) of the Company, (ii) they are not a broker-dealer tendering Notes acquired directly from the Company for its own account, (iii) they have acquired the Exchange Securities in the ordinary course of such Person’s business, (iv) they have no arrangements or understandings with any other Person participating in the Exchange Offer for the purposes of distributing the Exchange Securities and (v) they are not prohibited by any law or policy from participating in the Exchange Offer and as to such other matters as the Company may request.

Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Certificated Securities so accepted Unrestricted Certificated Securities in the appropriate principal amount.

All Exchange Securities issued and authenticated in accordance with the above shall be part of the same series as any Outstanding Notes and shall vote and consent, together with any Outstanding Notes as one class, on all matters that require their vote or consent under the Indenture or this Ninth Supplemental Indenture, except in the case of any matter that affects only the Outstanding Notes or only the Exchange Securities.

SECTION 2.11 Additional Covenant. Solely with respect to the Guarantees of the Notes by the Subsidiary Guarantors, clause (i) of Section 208 of the Indenture shall be deemed to read in its entirety as follows:

“(i) at substantially the same time as its Guarantee of the Securities is terminated, the relevant Guarantor is, or has been, released from its guarantee of the Senior Facility Agreement and the 2010 Senior Facility Agreement, or is no longer a guarantor under either the Senior Facility Agreement or the 2010 Senior Facility Agreement and”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01 Effectiveness. This Ninth Supplemental Indenture will become effective upon its execution and delivery

SECTION 3.02 Original Issue. The Notes may, upon execution of this Ninth Supplemental Indenture, be executed by the Company and delivered by the Company and the Parent Guarantor to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

SECTION 3.03 Ratification and Integral Part. The Indenture as supplemented by this Ninth Supplemental Indenture, is in all respects ratified and confirmed, and this Ninth Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04 Priority. This Ninth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Ninth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.05 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Ninth Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.06 Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07 Guarantee Limitations. The limitations applicable to the Guarantees, as set forth in Section 209 of the Indenture and as amended by Section 2.01 of the Fifth Supplemental Indenture, will apply to the Guarantees issued hereunder, provided that any further limitations, or any amendments or modifications to such Guarantees or limitations thereon, shall be set forth in an additional supplemental indenture, in each case in accordance with the Indenture.

SECTION 3.08 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.09 Waiver of Claims. Without prejudice to any provisions of this Ninth Supplemental Indenture, each Guarantor hereby irrevocably and unconditionally waives any right it may have at any time or claim under Jersey law: (a) whether by virtue of the droit de discussion or otherwise to require that recourse be had by the Trustee or any holder of the Notes to the assets of any other person before any claim is enforced against such Guarantor in respect of the obligations assumed by it under this Ninth Supplemental Indenture or any Guarantee; and (b) whether by virtue of the droit de division or otherwise to require that any liability under this Ninth Supplemental Indenture or any Guarantee be divided or apportioned with any other person or reduced in any manner whatsoever.

SECTION 3.10 Governing Law. This Ninth Supplemental Indenture and the Notes and Guarantees will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Company

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

ANHEUSER-BUSCH INBEV NV/SA as Parent Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

By:	/s/ J.L. Van de Perre
Name: J.L. Van de Perre
Title: VP Tax

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Kerry A. McFarland
Name: Kerry A. McFarland
Title: Vice President

ANHEUSER-BUSCH COMPANIES, INC. As Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

BRANDBREW S.A.

a société anonyme with its registered address at 5, Parc d’Activité Syrdall, L-5365 Luxembourg and registered with the Luxembourg register of commerce and companies under number B-75696, as Subsidiary Guarantor

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Senior Legal Counsel

COBREW NV/SA as Subsidiary Guarantor

By:	/s/ J.L. Van de Perre
Name: J.L. Van de Perre
Title: VP Tax

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Senior Legal Counsel

Exhibit A

FORM OF NOTES

[FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ANHEUSER-BUSCH INBEV WORLDWIDE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION, (II) WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, PERSONS OTHER THAN “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (III) OUTSIDE THE UNITED STATES OTHER THAN TO PERSONS WHO ARE NOT U.S. PERSONS IN OFFSHORE TRANSACTIONS IN ACCORDANCE WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH PERSON ACQUIRING AN OWNERSHIP INTEREST IN THIS SECURITY (1) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS EITHER (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) AND IS OUTSIDE THE UNITED STATES OR (C) ACQUIRING SUCH OWNERSHIP INTEREST PURSUANT TO A VALID REGISTRATION STATEMENT OR IN ANOTHER TRANSACTION EXEMPT FROM SUCH REGISTRATION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS, AND IN ANY CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

Exhibit A

UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; (3) PRIOR TO SUCH TRANSFER, AGREES THAT IT WILL FURNISH TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS REGISTRAR (OR A SUCCESSOR REGISTRAR, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY AND THE REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “UNITED STATES”, “U.S. PERSON” AND “OFFSHORE TRANSACTION” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Anheuser-Busch InBev Worldwide Inc.

5.000% Note due 2020

Payment of Principal, Premium, if any,

and Interest Irrevocably, Fully and Unconditionally Guaranteed by

Anheuser-Busch InBev NV/SA, Anheuser-Busch Companies, Inc., BrandBrew S.A. and Cobrew NV/SA

No. —	$

CUSIP No.	ISIN:

Anheuser-Busch InBev Worldwide Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [    ] Dollars (or such other principal sum as shall be set forth on the Schedule attached hereto) on April 15, 2020 and to pay interest thereon from March 29, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing on October 15, 2010, at the rate of 5.000% per annum (subject to adjustment as provided herein) until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as

Exhibit A

the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Subject to the terms of the Indenture, this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of the Guarantees and the Indenture.

Payments of principal of (and premium, if any) and interest on the Securities represented by this Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of this Security. Initially, the Paying Agent for the Securities will be The Bank of New York Mellon Trust Company, N.A. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal, premium, if any, and interest on the Securities represented by this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By
Name:
Title:

Attest:

CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Exhibit A

[REVERSE OF SECURITY]

1. Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 16, 2009 (the “Base Indenture”), as supplemented by the Ninth Supplemental Indenture, dated as of March 29, 2010 (the “Ninth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case among the Company, Anheuser-Busch InBev NV/SA, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2. Series and Denomination

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of $1,000,000,000, except as provided in the Indenture. References herein to “this series” mean the series of securities designated on the face hereof. Except as provided in the preceding paragraph, references herein to the “Securities” means (unless the context otherwise requires) the Securities of this series and includes any other securities issued, as provided in the Indenture and forming a single series with the Securities of this series.

The Securities are issuable only in registered form without coupons in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

3. Interest Rate Adjustment

The interest rate payable on the Securities will be subject to adjustment from time to time if any of the three Rating Agencies downgrades (or subsequently upgrades) its rating assigned to the Securities, as set forth below.

If the debt rating of the Securities from any one or more of the three Ratings Agencies is decreased to a rating set forth in the table below, the interest rate of the Securities will increase from the interest rate otherwise payable on the day Securities are first issued (the “Original Issue Date”) by the sum of the rates set forth in the table below opposite that rating level (calculated per agency), provided that, at no time shall the interest rate of the Securities increase by more than 2.00%, irrespective of ratings, from the original interest rate effective on the Original Issue Date; provided further that only the two lowest ratings assigned to the Securities will be taken into account for purposes of any interest rate adjustment.

Exhibit A

S&P/Fitch	Moody’s	Adjustment from Original Interest Rate (per Rating Agency)
BB+	Ba1	.25%
BB	Ba2	.50%
BB-	Ba3	.75%
B+	B1	1.00%
B	B2	1.25%
B-	B3	1.50%
CCC+	Caa	1.75%
CCC	Ca	2.00%

If at any time the interest rate on the Securities has been increased as a result of a Ratings Downgrade by a Rating Agency and such Rating Agency subsequently increases its rating of the Securities to any of the ratings set forth in the table above, the interest rate of the Securities will be decreased to the interest rate otherwise payable on the Securities on the Original Issue Date plus the sum of the applicable interest rates set forth opposite the ratings in the table above. If any of the Rating Agencies subsequently increases its rating of the Securities to better than BB+/Ba1 or its equivalent, the adjustment from the original interest rate attributable to that Rating Agency shall no longer apply, and unless one or more other Rating Agencies rates the Securities BB+/Ba1 or lower, the interest rate shall revert to the interest rate payable on the Securities on the Original Issue Date.

If at any time during the term of the Securities, the Securities are rated A-/A-3 or above by any two of the Rating Agencies, the provisions described in this Section will cease to apply and the effective interest rate on the Securities on the Original Issue Date will remain in effect until the Stated Maturity or redemption of the Securities.

Any increase or decrease in the interest rate pursuant to this Section will take effect from the first Business Day of the interest period during which a rating change requiring an adjustment in the interest rate occurs. If any Rating Agency changes its rating of the Securities more than once during any particular interest period, the last such change to occur will control in the event of a conflict. The term “interest period” shall mean the period from and including an Interest Payment Date to and excluding the next succeeding Interest Payment Date, or in connection with the first interest period, the period from and including the Original Issue Date to and excluding the first Interest Payment Date.

4. Redemption at the Company’s Option

The Company may, at its option, redeem the Securities of this series as a whole or in part at any time upon not less than 30 nor more than 60 days prior notice at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; plus, in each case described above, accrued

Exhibit A

and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

5. Repurchase at the Option of Holder Upon a Change in Control

In the event that (a) a Change of Control occurs, and (b) within the Change of Control Period, a Ratings Downgrade in respect of that Change of Control occurs (an “Early Redemption Event”):

(i) the Company will (A) within 30 days after becoming aware of the Early Redemption Event, provide written notice thereof to the Holders, and (B) determine and provide written notice of the effective date for the purposes of early repayment (the “Effective Date”). The Effective Date must be a Business Day not less than 60 and not more than 90 days after the giving of the notice regarding the Early Redemption Event pursuant to subparagraph (i)(A); and

(ii) any Holder may, by submitting a redemption notice, in the form attached as Annex A (the “Early Redemption Notice”), demand from the Company repayment as of the Effective Date of any (in integral multiples of $1,000 (provided that the unrepurchased portion must be in a principal amount of at least $2,000)) or all of its Securities which have not otherwise been declared due for early redemption, at a repurchase price in cash of 101% of their principal amount plus interest accrued until (but excluding) the Effective Date (and all Additional Amounts, if any).

Any Early Redemption Notice shall be made in writing in English and shall be delivered by hand, by registered mail, or by facsimile transmission to the Trustee not less than 30 days prior to the Effective Date at its specified office. The Early Redemption Notice must be accompanied by evidence showing that the relevant Holder is the Holder of the relevant Note(s) at the time the Early Redemption Notice is delivered. Such evidence may be provided in the form of a certificate issued by any custodian or in any other suitable manner. Early Redemption Notices shall be irrevocable.

The Company shall not be required to redeem the Securities under this Section following an Early Redemption Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer. The Company will also not be required to redeem the Securities under this Section if it has otherwise exercised it rights to redeem the Securities in full or has defeased the Securities as described in the Indenture.

If, as a result of this Section, Holders of the Securities submit Early Redemption Notices in respect of at least 85% of the aggregate principal amount of the Securities outstanding, the Company shall have the ability by notice to the Trustee to redeem the entire outstanding principal amount of the Securities on the Effective Date at the same price as for the Securities being redeem under this Section. Such notice shall be irrevocable and shall be given to the Trustee no later than 15 days prior to the Effective Date. Notice of such redemption shall be given to the

Exhibit A

Holders of the Securities to be redeemed in the manner provided for in the Ninth Supplemental Indenture.

The provisions set forth in this Section will not be effective unless and until they are approved substantially in the form provided herein by a resolution of the general meeting of shareholders of the Parent Guarantor. The Parent Guarantor will procure that a resolution to approve the terms of this Section is presented to the shareholders of the Parent Guarantor at the first annual general meeting after May 1, 2010 and at each successive annual general meeting of the Parent Guarantor thereafter until such resolution is approved and immediately following approval of such resolution the Parent Guarantor will cause a copy thereof to be filed with the Clerk of the Commercial Court of Brussels (“greffe du tribunal de commerce/griffie van de rechtbank van koophandel”). The Parent Guarantor will notify the Trustee promptly after each shareholder meeting of the results of the vote on the proposed resolution. If the general meeting of shareholders of the Parent Guarantor does not approve the provisions set forth in this Section by the date that is eighteen (18) months following the Original Issue Date, the interest rate applicable to the Securities will increase by 0.25% with effect from the next following day until the date that the Parent Guarantor notifies the Trustee that the provisions of this Section have been approved (or unless and until such approval is no longer required in order for the Change in Control Clause to be effective), following which the interest rate applicable to the Securities will decrease by the same amount.

6. Optional Tax Redemption

The Company may, at the Company’s or the Parent Guarantor’s option, redeem the Securities in whole, but not in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration or any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Original Issue Date (any such change or amendment, a “Change in Tax Law”), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Securities may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Securities to a Substitute Company, unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

Prior to the, mailing of any notice of redemption pursuant to this Section, the Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result in such Change in Tax Law.

Exhibit A

No notice of redemption pursuant to this Section may be given earlier that ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Securities were then due.

7. Registration Rights

In addition to the rights set forth under the Indenture and the Ninth Supplemental Indenture, Holders of this Security will have all the rights set forth in the Registration Rights Agreement, dated as of March 26, 2010, between the Company, the Guarantors, Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp. and J.P. Morgan Securities Inc., (the “Registration Rights Agreement”), including the right to receive Additional Interest upon the occurrence of certain Registration Defaults.

8. Additional Amounts

In the event that any Guarantor becomes obligated to make payments in respect of the Securities, such Guarantor will make all payments in respect of the Securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal or interest made by it, or

(b) are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction, or

(c) are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

Exhibit A

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Security, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h) are payable because any Security was presented to a particular paying agent for payment if the Security could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Securities shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture.

The covenant regarding Additional Amounts shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.

9. Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Exhibit A

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

10. Default

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

11. Amendment, Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (irrespective of series) that are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12. Defeasance

Exhibit A

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

13. Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

14. Defined Terms

All terms used in this Security which are defined in the Base Indenture, the Ninth Supplemental Indenture or the Registration Rights Agreement, shall have the meanings assigned to them in the Base Indenture, the Ninth Supplemental Indenture or the Registration Rights Agreement, as the case may be.

Exhibit A

ANNEX A

OPTION OF HOLDER TO ELECT PURCHASE

To:	The Bank of New York Mellon Trust Company, N.A.

Cc:	Anheuser-Busch InBev Worldwide Inc.

The undersigned registered owner of this Security acknowledges receipt of a notice from Anheuser-Busch InBev Worldwide Inc. (the “Company”) as to the occurrence of an Early Redemption Event and requests and instructs the Company to repay the registered holder hereof in accordance with the applicable provisions of the Indenture, as supplemented, among the Company, Anheuser-Busch InBev NV/SA, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated October 16, 2009 , and the instructions below:

If you wish to have this Security purchased by the Company pursuant to Section 2.08 of the Ninth Supplemental Indenture among the Company, Anheuser-Busch InBev NV/SA, as Parent Guarantor, the Subsidiary Guarantors and the Trustee, dated March 29, 2010 (the “Ninth Supplemental Indenture”), check the following box:    ❑

If you wish to have a portion of this Security purchased by the Company pursuant to Section 2.08 of the Ninth Supplemental Indenture, state the amount:

$

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “Eligible Guarantor Institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “Signature Guarantee Program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

5.000% Notes due 2020

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Exhibit B

FORM OF GUARANTEE

For value received, the undersigned (herein called the “Guarantors”, and each, a “Guarantor” which terms include any successor Person or Persons under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to each Holder of this Security, which has been authenticated and delivered by the Trustee, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, each Guarantor agrees duly and punctually to pay the same. Each Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

This Guarantee is subject to the release upon the terms set forth in the Indenture.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

B-1

Exhibit B

This Guarantee is governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be signed by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

[GUARANTOR(S)]

By:

B-2